Exhibit 21



                                 LIST OF SUBSIDIARIES
                                         FOR
                             GRAND COURT LIFESTYLES, INC.


                         Grand Court Development Corp.


                         Grand Court Facilities, Inc.

                         Grand Court Facilities, Inc., II

                         Grand Court Facilities, Inc., III

                         Grand Court Facilities, Inc., IV

                         Grand Court Facilities, Inc., V

                         Grand Court Facilities, Inc., VI

                         Grand Court Facilities, Inc., VII

                         Grand Court Facilities, Inc., VIII

                         Grand Court Facilities, Inc., IX

                         Grand Court Facilities, Inc., X


                         Grand Court Facilities, Inc., XI

                         Grand Court Facilities, Inc., XII

                         Grand Court Facilities, Inc., XIII

                         Grand Court Facilities, Inc, XIV


                         J&B Financing, LLC

                         Leisure Centers, LLC-I


                         Leisure Centers, LLC-II

                         Leisure Centers, LLC-III

                         Leisure Centers, LLC-IV


                         Leisure Facilities, Inc.

                         Leisure Facilities, Inc., II

                         Leisure Facilities, Inc., III

                         Leisure Facilities, Inc., IV

                         Leisure Facilities, Inc., V

                         Leisure Facilities, Inc., VI

                         Leisure Facilities, Inc., VII




                         Leisure Facilities, Inc., IX

                         Leisure Facilities, Inc., X




                         Leisure Facilities, Inc., XII




                         Leisure Facilities, Inc. XV